Exhibit 99.1

OUTFRONT MEDIA REPORTS FIRST QUARTER 2018 RESULTS
Revenues of $337.9 million
Operating Income of $31.7 million; Net income of $9.1 million, $0.06 per diluted share
Adjusted OIBDA of $81.2 million
AFFO of $38.1 million, $0.27 per diluted share
Quarterly dividend of $0.36 per share, payable June 29, 2018

NEW YORK, May 2, 2018 – OUTFRONT Media Inc. (NYSE: OUT) today reported results for the quarter ended March 31, 2018.

“Revenue growth of 2.2% was led by the strength and consistency of local advertising,” said Jeremy Male, Chairman and Chief Executive Officer of OUTFRONT Media. “We saw strong growth in our digital revenues driven by both digital billboards and the investments we have been making in our new digital transit displays. The deployment of similar displays in New York City will begin shortly and we are excited about the incremental growth they, and our strategic investments, will drive for our business."

First Quarter Results	Three Months Ended March 31,
$ in Millions, except per share amounts	2018	2017
Revenues	$337.9	$330.6
Organic Revenues	334.0	331.2
Operating Income	31.7	26.0
Adjusted OIBDA	81.2	80.2
Net Income	9.1	2.5
Earnings per share[1]	$0.06	$0.02
Funds From Operations (FFO)	45.3	43.9
Adjusted FFO (AFFO)	38.1	38.5
AFFO per share[1]	$0.27	$0.28
Note: See exhibits for reconciliations of non-GAAP financial measures; 1) Per share for diluted earnings per share

First Quarter 2018 Results

Consolidated
Reported revenues of $337.9 million increased $7.3 million, or 2.2%, for the first quarter of 2018 as compared to the same prior-year period. On an organic basis, revenues of $334.0 million for the first quarter of 2018 increased 0.8%.

Reported billboard revenues of $239.3 million increased $3.3 million, or 1.4%, due to digital billboard conversions, the acquisition of digital billboards in Canada and higher average revenue per display (yield) in U.S. Media, partially offset by lower proceeds from condemnations. On an organic basis, billboard revenues increased 0.3% due the digital billboard conversions and higher average revenue per display (yield) in U.S. Media, partially offset by lower proceeds from condemnations.

Reported transit and other revenues of $98.6 million increased $4.0 million, or 4.2%, due primarily to the impact of a new accounting standard on our Sports Marketing operating segment and by growth in digital transit displays. On an organic basis, transit and other revenues increased 2.3% due primarily to growth in digital transit displays.

Total Operating expenses of $197.1 million increased $5.2 million, or 2.7%, due primarily to higher billboard property lease costs under the terms of our New York Metropolitan Transportation Authority ("MTA") billboard agreement, acquired billboards in Canada and higher expenses related to our Sports Marketing segment. Selling, General and Administrative expenses (“SG&A”) of $64.6 million increased $0.7 million, or 1.1%, due primarily to higher strategic business development costs.

Adjusted OIBDA of $81.2 million increased $1.0 million, or 1.2%.

Segment Results

U.S. Media
Reported revenues of $309.9 million increased $2.8 million, or 0.9%, due primarily to digital billboard conversions, partially offset by lower proceeds from condemnations. On an organic basis, revenues were $309.9 million, an increase of 0.9%. On an organic basis, billboard revenues increased 0.5% due to digital billboard conversions and higher average revenue per display (yield), partially offset by lower proceeds from condemnations. On an organic basis, transit and other revenues increased 2.0% due primarily to growth in digital displays.

Operating expenses increased $2.4 million, or 1.4%, due to increased billboard property lease costs, including costs related to the new MTA billboard agreement, and higher transit franchise expenses from higher transit revenues, partially offset by lower transit franchise expenses under the new MTA transit franchise agreement. SG&A expenses increased $3.9 million, or 9.4%, primarily due to higher strategic business development costs. Adjusted OIBDA of $88.9 million decreased $3.5 million, or 3.8%.

Other
Reported revenues of $28.0 million increased $4.5 million, or 19.1%, due primarily to the impact of a new accounting standard on our Sports Marketing operating segment ($1.8 million) and the acquisition of digital billboards in Canada. Organic revenues were flat.

Operating expenses increased $2.8 million, or 14.9%, driven by higher expenses related to the impact of a new accounting standard in our Sports Marketing operating segment ($1.2 million), the acquisition of digital billboards in Canada, and foreign currency exchange rates. SG&A expenses increased $1.4 million, or 24.1%, driven by higher expenses related to the impact of a new accounting standard in the Sports Marketing operating segment ($0.6 million), the acquisition of digital billboards in Canada, and foreign currency exchange rates. Adjusted OIBDA was a loss of $0.8 million in the first quarter of 2018 as compared to an Adjusted OIBDA loss of $1.1 million in the same prior-year period.

Corporate
Corporate costs, excluding stock-based compensation, decreased $4.2 million to $6.9 million due primarily to lower compensation-related expenses in 2018 and one-time expenses in 2017, including higher professional fees and costs related to amending the agreements governing our senior secured credit facilities.

Interest Expense
Net Interest expense in the first quarter of 2018 was $30.0 million, including amortization of deferred financing costs of $1.4 million, as compared to $28.1 million in the same prior-year period, including amortization of deferred financing costs of $1.9 million. The weighted average cost of debt at March 31, 2018, was 4.9%.

Income Taxes
The benefit for income taxes was $6.7 million in the first quarter of 2018 compared to a benefit of $3.7 million in the first quarter of 2017.  Cash paid for income taxes in the three months ended March 31, 2018 was $0.2 million.

Net Income
Net income was $9.1 million in the first quarter of 2018 as compared to $2.5 million in the same prior-year period. Diluted weighted average shares outstanding were 139.1 million for the first quarter of 2018 and 138.9 million for the same prior-year period. Net income per common share for diluted earnings per weighted average share was $0.06 for the first quarter of 2018 as compared to $0.02 in the same prior-year period.

FFO & AFFO
FFO was $45.3 million in the first quarter of 2018, an increase of $1.4 million, or 3.2%, from the same prior-year period, driven primarily by higher net income, partially offset by lower depreciation and amortization. AFFO was $38.1 million in the first quarter of 2018, a decrease of $0.4 million, or 1.0%, compared to the same prior-year period, due primarily to lower maintenance capital expenditures, partially offset by higher FFO. AFFO per diluted weighted average share was $0.27 in the first quarter of 2018 and $0.28 in the same prior-year period.

Cash Flow & Capital Expenditures
Net cash flow provided by operating activities of $62.1 million for the three months ended March 31, 2018 increased $29.9 million compared to $32.2 million during the same prior-year period, due primarily to the timing of payments made under the MTA transit franchise agreement and an improvement in other working capital items. We incurred $8.6 million of equipment deployment costs for the three months ended March 31, 2018, consisting of $7.2 million in Cash flow provided by operating activities and $1.4 million in Cash flow used for investing activities. Total capital expenditures increased $0.2 million to $16.8 million for the three months ended March 31, 2018, compared to the same prior year period.

Dividends
In the three months ended March 31, 2018, we paid cash dividends of $51.1 million. We announced on April 25, 2018 that our board of directors has approved a quarterly cash dividend on our common stock of $0.36 per share payable on June 29, 2018, to shareholders of record at the close of business on June 8, 2018.

Balance Sheet and Liquidity
As of March 31, 2018, our liquidity position included cash of $52.5 million, $331.5 million of availability under our $430.0 million revolving credit facility, net of $88.5 million of issued letters of credit against the letter of credit facility sublimit under the revolving credit facility. Total debt outstanding as of March 31, 2018 was $2.3 billion, excluding $23.6 million of deferred financing costs. Total debt outstanding includes a $670.0 million term loan and $1.5 billion of senior unsecured notes, $92.0 million under our accounts receivable securitization facility, and $10.0 million under our revolving credit facility. No shares of our common stock have been issued under our $300.0 million at-the-market equity offering program.

Conference Call
We will host a conference call to discuss the results on May 2, 2018 at 4:30 p.m. Eastern Time. The conference call numbers are 800-289-0438 (U.S. callers) and 323-794-2423 (International callers) and the passcode for both is 5629512. Live and replay versions of the conference call will be webcast in the Investor Relations section of our website, www.OUTFRONTmedia.com.

Supplemental Materials
In addition to this press release, we have provided a supplemental investor presentation which can be viewed on our website, www.OUTFRONTmedia.com.

About OUTFRONT Media Inc.
OUTFRONT Media connects brands with consumers outside of their homes through one of the largest and most diverse sets of billboard, transit, and mobile assets in North America. Through its ON Smart Media platform, OUTFRONT Media is implementing digital technology that will fundamentally change the ways advertisers engage people on-the-go.

Contact:
Investors:	Media:
Gregory Lundberg	Carly Zipp
Senior Vice President, Investor Relations	Director of Communications
(212) 297-6441	(212) 297-6479
greg.lundberg@OUTFRONTmedia.com	carly.zipp@OUTFRONTmedia.com

Non-GAAP Financial Measures
In addition to the results prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) provided throughout this document, this document and the accompanying tables include non-GAAP financial measures as described below. We calculate revenues on a constant dollar basis as reported revenues excluding the impact of foreign currency exchange rates between periods. We provide constant dollar revenues to understand the underlying growth rate of revenue excluding the impact of changes in foreign currency exchange rates between periods, which are not under management’s direct control. Our management believes constant dollar revenues are useful to users of our financial data because it enables them to better understand the level of growth of our business period to period. We calculate organic revenues as reported revenues excluding revenues associated with a significant acquisition, the impact of a new accounting standard, and the impact of foreign currency exchange rates (“non-organic revenues”). We provide organic revenues to understand the underlying growth rate of revenue excluding the impact of non-organic revenue items. Our management believes organic revenues are useful to users of our financial data because it enables them to better understand the level of growth of our business period to period. We calculate and define "Adjusted OIBDA" as operating income (loss) before depreciation, amortization, net (gain) loss on dispositions, stock-based compensation and restructuring charges. We calculate Adjusted OIBDA margin by dividing Adjusted OIBDA by total revenues. Adjusted OIBDA and Adjusted OIBDA margin are among the primary measures we use for managing our business, evaluating our operating performance and planning and forecasting future periods, as each is an important indicator of our operational strength and business performance. Our management believes users of our financial data are best served if the information that is made available to them allows them to align their analysis and evaluation of our operating results along the same lines that our management uses in managing, planning and executing our business strategy. Our management also believes that the presentations of Adjusted OIBDA and Adjusted OIBDA margin, as supplemental measures, are useful in evaluating our business because eliminating certain non-comparable items highlight operational trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures. It is management’s opinion that these supplemental measures provide users of our financial data with an important perspective on our operating performance and also make it easier for users of our financial data to compare our results with other companies that have different financing and capital structures or tax rates. We calculate Funds From Operations ("FFO") in accordance with the definition established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO reflects net income (loss) adjusted to exclude gains and losses from the sale of real estate assets, depreciation and amortization of real estate assets, amortization of direct lease acquisition costs and the same adjustments for our equity-based investments, as well as the related income tax effect of adjustments, as applicable. We calculate Adjusted AFFO ("AFFO") as FFO adjusted to include cash paid for direct lease acquisition costs as such costs are generally amortized over a period ranging from four weeks to one year and therefore are incurred on a regular basis. AFFO also includes cash paid for maintenance capital expenditures since these are routine uses of cash that are necessary for our operations. In addition, AFFO excludes costs related to restructuring charges, as well as certain non-cash items, including non-real estate depreciation and amortization, stock-based compensation expense, accretion expense, the non-cash effect of straight-line rent and amortization of deferred financing costs, and the non-cash portion of income taxes, as well as the related income tax effect of adjustments, as applicable. We use FFO and AFFO measures for managing our business and for planning and forecasting future periods, and each is an important indicator of our operational strength and business performance, especially compared to other real estate investment trusts ("REITs"). Our management believes users of our financial data are best served if the information that is made available to them allows them to align their analysis and evaluation of our operating results along the same lines that our management uses in managing, planning and executing our business strategy. Our management also believes that the presentations of FFO, AFFO, and related per weighted average share amounts, as supplemental measures, are useful in evaluating our business because adjusting results to reflect items that have more bearing on the operating performance of REITs highlight trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures. It is management’s opinion that these supplemental measures provide users of our financial data with an important perspective on our operating performance and also make it easier to compare our results to other companies in our industry, as well as to REITs. Since constant dollar revenues, organic revenues, Adjusted OIBDA, Adjusted OIBDA margin, FFO and AFFO and, as applicable, related per weighted average share amounts, are not measures calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, revenues, operating income (loss), net income (loss) and net income (loss) per common share for diluted earnings per share ("EPS"), the most directly comparable GAAP financial measures, as indicators of operating performance. These measures, as we calculate them, may not be comparable to similarly titled measures employed by other companies. In addition, these measures do not necessarily represent funds available for discretionary use and are not necessarily a measure of our ability to fund our cash needs.

Please see Exhibits 4-6 of this release for a reconciliation of the above non-GAAP financial measures to the most directly comparable GAAP financial measures.

Cautionary Statement Regarding Forward-Looking Statements
We have made statements in this document that are forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “could,” “would,” “may,” “might,” “will,” “should,” “seeks,” “likely,” “intends,” “plans,” “projects,” “predicts,” “estimates,” “forecast” or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions related to our capital resources, portfolio performance and results of operations. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise and may not be able to be realized. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: declines in advertising and general economic conditions; competition; government regulation; our inability to increase the number of digital advertising displays in our portfolio; our ability to implement our digital display platform and deploy digital advertising displays to our transit franchise partners; taxes, fees and registration requirements; our ability to obtain and renew key municipal contracts on favorable terms; decreased government compensation for the removal of lawful billboards; content-based restrictions on outdoor advertising; environmental, health and safety laws and regulations; seasonal variations; acquisitions and other strategic transactions that we may pursue could have a negative effect on our results of operations; dependence on our management team and other key employees; the ability of our board of directors to cause us to issue additional shares of stock without stockholder approval; certain provisions of Maryland law may limit the ability of a third party to acquire control of us; our rights and the rights of our stockholders to take action against our directors and officers are limited; our substantial indebtedness; restrictions in the agreements governing our indebtedness; incurrence of additional debt; interest rate risk exposure from our variable-rate indebtedness; our ability to generate cash to service our indebtedness; cash available for distributions; hedging transactions; diverse risks in our Canadian business; a breach of our security measures; changes in regulations and consumer concerns regarding privacy, information security and data, or any failure or perceived failure to comply with these regulations or our internal policies; asset impairment charges for goodwill; our failure to remain qualified to be taxed as a REIT; REIT distribution requirements; availability of external sources of capital; we may face other tax liabilities even if we remain qualified to be taxed as a REIT; complying with REIT requirements may cause us to liquidate investments or forgo otherwise attractive opportunities; our ability to contribute certain contracts to a taxable REIT subsidiary (“TRS”); our planned use of TRSs may cause us to fail to remain qualified to be taxed as a REIT; REIT ownership limits; complying with REIT requirements may limit our ability to hedge effectively; failure to meet the REIT income tests as a result of receiving non-qualifying income; even if we remain qualified to be taxed as a REIT, and we sell assets, we could be subject to tax on any unrealized net built-in gains in the assets held before electing to be treated as a REIT; the Internal Revenue Service (the “IRS”) may deem the gains from sales of our outdoor advertising assets to be subject to a 100% prohibited transaction tax; establishing operating partnerships as part of our REIT structure; U.S. federal tax reform legislation could affect us in ways that are difficult to anticipate; and other factors described in our filings with the Securities and Exchange Commission (the "SEC"), including but not limited to the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on February 28, 2018. All forward-looking statements in this document apply as of the date of this document or as of the date they were made and, except as required by applicable law, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors of new information, data or methods, future events or other changes.

EXHIBITS

Exhibit 1: CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited) See Notes on Page 13

	Three Months Ended
	March 31,
(in millions, except per share amounts)	2018	2017
Revenues:
Billboard	$239.3	$236.0
Transit and other	98.6	94.6
Total revenues	337.9	330.6
Expenses:
Operating	197.1	191.9
Selling, general and administrative	64.6	63.9
Restructuring charges	1.1	1.8
Net (gain) loss on dispositions	(0.2)	0.4
Depreciation	21.1	22.9
Amortization	22.5	23.7
Total expenses	306.2	304.6
Operating income	31.7	26.0
Interest expense, net	(30.0)	(28.1)
Other expense, net	(0.1)	—
Income (loss) before benefit for income taxes and equity in earnings of investee companies	1.6	(2.1)
Benefit for income taxes	6.7	3.7
Equity in earnings of investee companies, net of tax	0.8	0.9
Net income	$9.1	$2.5

Net income per common share:
Basic	$0.06	$0.02
Diluted	$0.06	$0.02

Weighted average shares outstanding:
Basic	138.8	138.3
Diluted	139.1	138.9

Exhibit 2: CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(Unaudited) See Notes on Page 13

	As of
(in millions)	March 31, 2018	December 31, 2017
Assets:
Current assets:
Cash and cash equivalents	$52.5	$48.3
Receivables, less allowance ($10.3 in 2018 and $11.5 in 2017)	188.8	231.1
Prepaid lease and transit franchise costs	73.9	68.6
Prepaid MTA equipment deployment costs	11.9	4.7
Other prepaid expenses	16.5	13.5
Other current assets	10.8	9.8
Total current assets	354.4	376.0
Property and equipment, net	660.6	662.1
Goodwill	2,126.3	2,128.0
Intangible assets	568.5	580.9
Other assets	60.9	61.2
Total assets	$3,770.7	$3,808.2

Liabilities:
Current liabilities:
Accounts payable	$51.2	$56.1
Accrued compensation	17.0	34.6
Accrued interest	24.0	16.1
Accrued lease costs	26.5	30.5
Other accrued expenses	40.4	42.3
Deferred revenues	34.9	21.3
Short-term debt	92.0	80.0
Other current liabilities	18.7	18.7
Total current liabilities	304.7	299.6
Long-term debt, net	2,156.4	2,145.3
Deferred income tax liabilities, net	16.9	19.6
Asset retirement obligation	34.7	34.7
Other liabilities	80.6	82.4
Total liabilities	2,593.3	2,581.6

Commitments and contingencies

Stockholders’ equity:
Common stock (2018 - 450.0 shares authorized, and 139.2 shares issued
and outstanding; 2017 - 450.0 shares authorized, and 138.6 issued and outstanding)	1.4	1.4
Additional paid-in capital	1,960.6	1,963.0
Distribution in excess of earnings	(817.4)	(775.6)
Accumulated other comprehensive loss	(12.8)	(7.7)
Total stockholders’ equity	1,131.8	1,181.1
Non-controlling interests	45.6	45.5
Total equity	1,177.4	1,226.6
Total liabilities and equity	$3,770.7	$3,808.2

Exhibit 3: CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) See Notes on Page 13

	Three Months Ended
	March 31,
(in millions)	2018	2017
Operating activities:
Net income	$9.1	$2.5
Adjustments to reconcile net income to net cash flow provided by operating activities:
Depreciation and amortization	43.6	46.6
Deferred tax benefit	(2.3)	(1.8)
Stock-based compensation	5.0	5.4
Provision for doubtful accounts	(0.8)	0.1
Accretion expense	0.6	0.6
Net (gain) loss on dispositions	(0.2)	0.4
Equity in earnings of investee companies, net of tax	(0.8)	(0.9)
Distributions from investee companies	0.2	1.6
Amortization of deferred financing costs and debt discount and premium	1.4	1.9
Cash paid for direct lease acquisition costs	(12.5)	(11.7)
Change in assets and liabilities, net of investing and financing activities:
Decrease in receivables	42.8	40.2
Increase in prepaid MTA equipment deployment costs	(7.2)	—
Increase in prepaid expenses and other current assets	(7.4)	(9.5)
Decrease in accounts payable and accrued expenses	(18.9)	(54.3)
Increase in deferred revenues	13.6	12.9
Decrease in income taxes	(4.5)	(2.5)
Other, net	0.4	0.7
Net cash flow provided by operating activities	62.1	32.2

Investing activities:
Capital expenditures	(16.8)	(16.6)
Acquisitions	(4.1)	(0.9)
MTA franchise rights	(1.4)	—
Net proceeds from dispositions	0.2	0.1
Net cash flow used for investing activities	(22.1)	(17.4)

Financing activities:
Proceeds from long-term debt borrowings	10.0	8.3
Proceeds from borrowings under short-term debt facilities	57.0	—
Repayments of borrowings under short-term debt facilities	(45.0)	—
Payments of deferred financing costs	—	(7.0)
Proceeds from stock option exercises	—	1.2
Taxes withheld for stock-based compensation	(6.5)	(6.0)
Dividends	(51.1)	(50.2)
Other	—	(0.2)
Net cash flow used for financing activities	(35.6)	(53.9)

Effect of exchange rate changes on cash and cash equivalents	(0.2)	0.2
Net increase (decrease) in cash and cash equivalents	4.2	(38.9)
Cash and cash equivalents at beginning of period	48.3	65.2
Cash and cash equivalents at end of period	$52.5	$26.3

Exhibit 3: CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
(Unaudited) See Notes on Page 13

	Three Months Ended
	March 31,
(in millions)	2018	2017
Supplemental disclosure of cash flow information:
Cash paid for income taxes	$0.2	$0.6
Cash paid for interest	20.8	18.3

Non-cash investing and financing activities:
Accrued purchases of property and equipment	11.0	10.5
Taxes withheld for stock-based compensation	1.0	—

Exhibit 4: SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION
(Unaudited) See Notes on Page 13

	Three Months Ended March 31, 2018
(in millions, except percentages)	U.S. Media	Other	Corporate	Consolidated
Revenues:
Billboard	$226.3	$13.0	$—	$239.3
Transit and other	83.6	15.0	—	98.6
Total revenues	$309.9	$28.0	$—	$337.9
Organic revenues(a):
Billboard	$226.3	$10.9	$—	$237.2
Transit and other	83.6	13.2	—	96.8
Total organic revenues(a)	$309.9	$24.1	$—	$334.0
Non-organic revenues(b):
Billboard	$—	$2.1	$—	$2.1
Transit and other	—	1.8	—	1.8
Total non-organic revenues(b)	$—	$3.9	$—	$3.9

Operating income (loss)	$50.6	$(7.0)	$(11.9)	$31.7
Restructuring charges	0.5	0.6	—	1.1
Net gain on dispositions	(0.2)	—	—	(0.2)
Depreciation and amortization	38.0	5.6	—	43.6
Stock-based compensation	—	—	5.0	5.0
Adjusted OIBDA	$88.9	$(0.8)	$(6.9)	$81.2

Adjusted OIBDA margin	28.7%	(2.9)%	*	24.0%

Capital expenditures	$14.4	$2.4	$—	$16.8

	Three Months Ended March 31, 2017
(in millions, except percentages)	U.S. Media	Other	Corporate	Consolidated	In Constant $(c)
Revenues:
Billboard	$225.1	$10.9	$—	$236.0	$236.6
Transit and other	82.0	12.6	—	94.6	94.6
Total revenues	$307.1	$23.5	$—	$330.6	$331.2
Organic revenues(a)
Billboard	$225.1	$11.5	$—	$236.6	$236.6
Transit and other	82.0	12.6	—	94.6	94.6
Total organic revenues(a)	$307.1	$24.1	$—	$331.2	$331.2
Non-organic revenues(b):
Billboard	$—	$(0.6)	$—	$(0.6)	$—
Total non-organic revenues(b)	$—	$(0.6)	$—	$(0.6)	$—

Operating income (loss)	$47.5	$(5.0)	$(16.5)	$26.0
Restructuring charges	1.8	—	—	1.8
Net loss on dispositions	0.4	—	—	0.4
Depreciation and amortization	42.7	3.9	—	46.6
Stock-based compensation	—	—	5.4	5.4
Adjusted OIBDA	$92.4	$(1.1)	$(11.1)	$80.2

Adjusted OIBDA margin	30.1%	(4.7)%	*	24.3%

Capital expenditures	$15.8	$0.8	$—	$16.6

Exhibit 5: SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES
(Unaudited) See Notes on Page 13

	Three Months Ended
	March 31,
(in millions, except per share amounts)	2018	2017
Net income	$9.1	$2.5
Depreciation of billboard advertising structures	17.0	20.0
Amortization of real estate-related intangible assets	10.6	12.2
Amortization of direct lease acquisition costs	8.7	8.7
Net (gain) loss on disposition of real estate assets	(0.2)	0.4
Adjustment related to equity-based investments	0.1	0.1
FFO	$45.3	$43.9

FFO per weighted average share outstanding, diluted	$0.33	$0.32

FFO	$45.3	$43.9
Non-cash portion of income taxes	(6.9)	(4.3)
Cash paid for direct lease acquisition costs	(12.5)	(11.7)
Maintenance capital expenditures	(3.1)	(5.1)
Restructuring charges	1.1	1.8
Other depreciation	4.1	2.9
Other amortization	3.2	2.8
Stock-based compensation	5.0	5.4
Non-cash effect of straight-line rent	0.1	0.3
Accretion expense	0.6	0.6
Amortization of deferred financing costs	1.4	1.9
Income tax effect of adjustments(d)	(0.2)	—
AFFO	$38.1	$38.5

AFFO per weighted average share outstanding, diluted	$0.27	$0.28

Net income per common share, diluted	$0.06	$0.02

Weighted average shares outstanding, diluted	139.1	138.9

Exhibit 6: SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES
(Unaudited) See Notes on Page 13

	Three Months Ended
	March 31,
(in millions)	2018	2017
Adjusted OIBDA	$81.2	$80.2
Interest expense, net, less amortization of deferred financing costs	(28.6)	(26.2)
Cash paid for income taxes	(0.2)	(0.6)
Cash paid for direct lease acquisition costs	(12.5)	(11.7)
Maintenance capital expenditures	(3.1)	(5.1)
Equity in earnings of investee companies, net of tax	0.8	0.9
Adjustment related to equity-based investments	0.1	0.1
Non-cash effect of straight-line rent	0.1	0.3
Accretion expense	0.6	0.6
Other expense	(0.1)	—
Income tax effect of adjustments(d)	(0.2)	—
AFFO	$38.1	$38.5

Exhibit 7: OPERATING EXPENSES
(Unaudited) See Notes on Page 13

	Three Months Ended
	March 31,		%
(in millions, except percentages)	2018	2017	Change
Operating expenses:
Billboard property lease	$93.5	$87.5	6.9%
Transit franchise	47.3	49.8	(5.0)
Posting, maintenance and other	56.3	54.6	3.1
Total operating expenses	$197.1	$191.9	2.7

Exhibit 8: EXPENSES BY SEGMENT
(Unaudited) See Notes on Page 13

	Three Months Ended
	March 31,		%
(in millions, except percentages)	2018	2017	Change
U.S. Media:
Operating expenses	$175.5	$173.1	1.4%
SG&A expenses	45.5	41.6	9.4

Other:
Operating expenses	21.6	18.8	14.9
SG&A expenses	7.2	5.8	24.1

NOTES TO EXHIBITS

PRIOR PERIOD PRESENTATION CONFORMS TO CURRENT REPORTING CLASSIFICATIONS.

(a)	Organic revenues exclude revenues associated with a significant acquisition, the impact of a new accounting standard and the impact of foreign currency exchange rates ("non-organic revenues").

(b)	Non-organic revenues primarily relate to an acquisition and the impact of a new accounting standard on our Sports Marketing operating segment.

(c)	Revenues on a constant dollar basis are calculated as reported revenues excluding the impact of foreign currency exchange rates between periods.

(d)	Income tax effect related to Restructuring charges.

* Calculation not meaningful